UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 18, 2007

Orchestra Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court,
Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-7080
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Certificate of Incorporation of Orchestra Therapeutics, Inc. (the “Company”) authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Certificate of Incorporation further authorizes the Board of Directors to provide for the issuance of shares of preferred stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders.
On June 20, 2007, the Company designated a series of Preferred Stock known as the “Series V Preferred Stock” by filing a Certificate of Designations of Preferred Stock of the Company (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The number of shares constituting such Series V Preferred Stock was designated to be 25 shares, par value $0.001 per share. Pursuant to the Certificate of Designations, the principal rights, preferences, powers, limitations and restrictions of the Series V Preferred Stock are as follows:
Holders of Series V Preferred Stock are not entitled to any dividends. Each share of Series V Preferred Stock will be automatically converted on September 15, 2007, without payment of additional consideration, into one share of the Company’s common stock. Holders of Series V Preferred Stock shall be entitled to vote, together with holders of common stock as a single class, on all matters upon which stockholders of the Company are entitled to vote, with each share of Series V Preferred Stock having 100,000 votes. The Series A Preferred Stock shall rank senior to the common stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series V Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock of the Company, should there be any, by reason of their ownership thereof, an amount per share equal to $1.00 per each share of Series V Preferred Stock owned by such stockholders.
For all the terms of the Certificate of Designations, reference is hereby made to such certificate annexed hereto as Exhibit 3.1.4. All statements made herein concerning such certificate are qualified by references to said exhibit.
Item 8.01 Other Events.
On July 18, 2007, the Company issued a press release describing actions it has taken to discontinue its HIV vaccine development program. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
3.1.4	Certificate of Designations of Preferred Stock of Orchestra Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on July 20, 2007.
99.1	Press Release dated July 18, 2007 issued by Orchestra Therapeutics, Inc.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchestra Therapeutics, Inc.
July 23, 2007	By:	/s/ Michael K. Green
		Name:	Michael K. Green
		Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT LIST

Exhibit
Number	Description
3.1.4	Certificate of Designations of Preferred Stock of Orchestra Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on July 20, 2007.
99.1	Press Release dated July 18, 2007 issued by Orchestra Therapeutics, Inc.